                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

        CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
        Date of Report (Date of earliest event reported) January 7, 2003

                        NOBEL LEARNING COMMUNITIES, INC.
             (Exact name of registrant as specified in its charter)

 Delaware                                  1-1003            22-2465204
------------------                -----------------------    -------------------
(State or other jurisdiction of   (Commission File Number)   (IRS Employer
Incorporation                                                Identification No.)


1615 West Chester Pike
West Chester, PA                                           19382
                                                           ----------
(Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code: (484) 947-2000
                                                    --------------

                                       N/A
================================================================================
          (Former name or former address, if changed since last report)

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Item 5. Other Events.

       On January 7, 2003, Nobel Learning Communities, Inc., through the Special Committee of its Board of Directors, entered into a letter agreement with Socrates Acquisition Corporation, a corporation formed by affiliates of Gryphon Investors, Inc. and Cadigan Investment Partners, Inc. The letter agreement granted Nobel Learning Communities, Inc. relief from certain provisions in its previously executed Merger Agreement with Socrates Acquisition Corporation which otherwise would have required Nobel Learning Communities, Inc. to use all reasonable efforts to finalize and mail a proxy statement and hold a stockholder meeting to vote on the merger transaction. A copy of the letter agreement is attached hereto as Exhibit 99.1.

       On January 14, 2003, Nobel Learning Communities, Inc. issued a press release announcing the date of its Annual Meeting, and referencing that it had entered into the foregoing letter agreement. A copy of the press release is attached hereto as Exhibit 99.2.

Item 7(c). Exhibits.

Exhibit 99.1 Letter agreement entered into on January 7, 2003 by Nobel Learning Communities, Inc., through the Special Committee of its Board of Directors, and Socrates Acquisition Corporation.

Exhibit 99.2 Press Release issued on January 14, 2003 announcing the date of Nobel Learning Communities, Inc.'s Annual Meeting and referencing the letter agreement entered into with Socrates Acquisition Corporation.

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       Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        NOBEL LEARNING COMMUNITIES, INC.


Date:  January 13, 2003                 By: /s/ A.J. Clegg
                                        -------------------------------
                                        A.J. Clegg
                                        Chairman and Chief Executive Officer





                                  Exhibit Index

Exhibit No.           Description

-----------           -----------

99.1 Letter agreement entered into on January 7, 2003 by Nobel Learning Communities, Inc., through the Special Committee of its Board of Directors, and Socrates Acquisition Corporation.

99.2 Press Release issued on January 14, 2003 announcing the date of Nobel Learning Communities, Inc.'s Annual Meeting and referencing the letter agreement entered into with Socrates Acquisition Corporation.